Exhibit 99.1

Contact:
Timothy Cunningham
eLoyalty Corporation
(847) 582 7015
ir@eloyalty.com

eLoyalty Reports Results for Second Quarter 2003
Company narrows loss, adds ten new customers and maintains strong cash position

Lake Forest, IL, July 31, 2003 – eLoyalty Corporation, a leading enterprise CRM services and solutions company (NASDAQ: ELOY), today posted second quarter financial results for the period ended June 28, 2003.

For the second quarter 2003, eLoyalty reported revenue of $16.4 million, and a net loss of $3.1 million. The net loss available to common shareholders in the second quarter was $0.61 a share, which was a $0.35 a share improvement over the first quarter of 2003.

eLoyalty’s second quarter 2003 highlights included:

•	Narrowing the operating loss by $1.9 million versus the first quarter of 2003 by lowering total operating expenses by $3.2 million,

•	Increasing our total customers to 54 in the second quarter from 46 in the first quarter, by the addition of ten new customers during the second quarter in business sectors as diverse as telecommunications, retail, health care, financial services and manufacturing,

•	Maintaining strong total cash balances of almost $48 million,

•	Continuing a favorable DSO at 60 days,

•	Achieving utilization of 65% in the second quarter, a six point improvement over the first quarter of 2003

•	Introducing Customer Connections, which is our unique set of offerings that enable companies to positively influence customer interactions.

“During the second quarter, we were pleased by the improvement in our utilization and lowering of our expense base,” stated Kelly D. Conway, President and CEO of eLoyalty. “Despite continuing to experience very difficult market conditions, we maintained a strong balance sheet and are encouraged by our new account pipeline and customer wins, as we continue to strengthen our business development capability. We are cautiously optimistic that the positive utilization performance and pipeline trends will lead to better results in the third quarter of 2003.”

Adjusted Earnings Measure1

On a non-GAAP basis, for the second quarter 2003 eLoyalty realized an “Adjusted Earnings” measure loss of $1.1 million. The following table presents the calculation of the Adjusted Earnings measure for the second quarter and first six months of 2003 and 2002, including reconciliation to GAAP results for those periods. See Footnote 1, below, for an explanation of the Adjusted Earnings measure presented in this press release.

Definition and Calculation of Adjusted Earnings Measure

	Three months ended		Six months ended

(000's)	06/28/2003	06/29/2002	06/28/2003	06/29/2002

GAAP – Operating Loss	$(3,046)	$(965)	$(8,005)	$(3,758)
Add back (reduce) the effect of:

Noncash compensation	720	976	1,499	1,641
Severance and related costs	(149)	—	1,111	2,410
Depreciation and amortization expense	1,341	1,387	2,693	2,735

Adjusted Earnings Measure – (Loss) Income	$(1,134)	$1,398	$(2,702)	$3,028

Current Business Outlook

For the company’s third quarter, eLoyalty expects the weak demand environment, with delays by customers in project start-ups and project extensions, to continue. Given these factors, eLoyalty’s presently anticipated outlook for the third quarter of 2003 is as follows:

•	Revenues in the range of $15.0 million to $17.0 million.

•	Continued reduction of operating costs in the third and fourth quarter of 2003, exclusive of any special charges.

Conference Call Information

eLoyalty management will host a conference call at 8:30 a.m. eastern time on Friday, August 1, 2003.

A webcast of the conference call will be available live via the Internet at the Investor Relations section of eLoyalty’s web site at www.eloyalty.com/investor_relations/ where this press release, as well as other financial information that will be discussed on that call, is also available. It is recommended that

[1] eLoyalty presents the above reconciliation of GAAP (generally accepted accounting principles) results to non-GAAP “Adjusted Earnings” results because management believes the Adjusted Earnings measure allows investors a better understanding of the results of eLoyalty’s operational activities by focusing on cash earnings performance, exclusive of the financial impact of decisions made with the intention of improving the company’s operating performance through expense reduction activities. Further, management believes that it is useful to analyze the company’s performance excluding the impact of severance and related costs, since the amount of these costs varies significantly between periods on the basis of factors that management does not believe reflect current-period operating performance. However, adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments may be recorded in future periods. The Adjusted Earnings measure also reflects the company’s resources available to invest in the business, strengthen the balance sheet and fund any future cost reduction initiatives. Using only the non-GAAP earnings measure to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected above to understand and analyze the results of its business. The Adjusted Earnings measure should be considered in addition to, not as a substitute or superior to, operating income, cash flows or other measures of financial performance prepared in accordance with GAAP.

participants using the Web access the site at least fifteen minutes before the webcast begins to download and install any necessary audio software. For those who cannot access the live broadcast, or the continued availability on eLoyalty’s website, a replay of the conference call will also be available beginning two hours after the call is completed until August 12, 2003 by dialing (866) 518-1010 or, for international callers, (416) 252-1143. There is no passcode for the replay.

About eLoyalty

eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals in offices throughout North America and Europe, eLoyalty’s broad range of enterprise Customer Relationship Management (CRM)-related services and solutions include creating customer strategies; defining technical architectures; selecting, implementing and integrating best-of-breed CRM software applications; and providing ongoing support for multivendor systems. The combination of eLoyalty’s methodologies and technical expertise enables eLoyalty to deliver the tangible economic benefits of customer loyalty for its Global 2000 clients. For more information about eLoyalty, visit www.eloyalty.com or call 877-2ELOYAL.

ASSUMPTIONS UNDERLYING FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

This news release contains forward-looking statements, including references to plans, strategies, objectives and anticipated future performance and other statements not strictly historical in nature, which are based on current management expectations, forecasts and assumptions. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. Such risks, uncertainties and other factors that might cause such a difference include, among others: the ability to attract new clients and continuation of existing and new business from existing clients; reliance on major clients and suppliers, increasing client concentration and maintenance of good relations with key business partners; maintenance of the company’s reputation and financial strength to remain competitive; management of the risks associated with increasingly complex client projects and new services offerings, including risks involving the variability and predictability of the number, size, scope, cost and duration of, and revenues from, client engagements, unanticipated cancellations or deferrals, collection of billed amounts, shifts from time and materials to alternative or value-based pricing and variable employee utilization rates, project personnel costs and project requirements; management of growth and expansion of business with new services offerings and into new markets; continued access to capital resources to meet eLoyalty’s operating and financial needs; implementation of appropriate infrastructure in a timely and cost-effective manner; the ability to attract and retain highly skilled employees in a competitive information technology labor market; demand for CRM services and software generally and continuing intense competition in the information technology services industry generally and particularly in the provision of CRM services and software; the rapid pace of technological innovation in the information technology services industry and the ongoing challenge of creating innovative solutions that meet client expectations; risks associated with eLoyalty’s global operations; future legislative, regulatory or legal actions affecting the information technology services industry or the protection of eLoyalty’s intellectual property rights; the continued impact of the slowdown in the economy on eLoyalty’s financial results; and other general business, capital market and economic conditions and volatility. For further information about these and other risks, see eLoyalty’s recent SEC filings, including, without limitation, its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as those identified under “Risk Factors” in the Registration Statement on Form S-3 filed on September 24, 2002.

eLoyalty Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the		For the
	Three Months Ended		Six Months Ended
	June		June

	2003	2002	2003	2002

	(Unaudited)		(Unaudited)

Revenue	$16,408	$21,731	$34,135	$47,590
Operating Expenses:
Cost of services	11,927	14,375	25,289	31,183
Selling, general, administrative and research and development	6,335	6,934	13,047	15,020
Severance and related costs	(149)	—	1,111	2,410
Depreciation and amortization expense	1,341	1,387	2,693	2,735

Total operating expenses	19,454	22,696	42,140	51,348

Operating loss	(3,046)	(965)	(8,005)	(3,758)
Other income, net	78	175	158	481

Loss before income taxes	(2,968)	(790)	(7,847)	(3,277)
Income tax provision (benefit)	85	185	85	(217)

Net loss	$(3,053)	$(975)	$(7,932)	$(3,060)
Dividends and accretion related to Series B preferred stock	(373)	(2,143)	(771)	(4,584)

Net loss available to common stockholders	$(3,426)	$(3,118)	$(8,703)	$(7,644)

Basic net loss per common share	$(0.61)	$(0.61)	$(1.56)	$(1.50)

Diluted net loss per common share	$(0.61)	$(0.61)	$(1.56)	$(1.50)

Shares used to calculate basic net loss per common share	5,619	5,100	5,570	5,081

Shares used to calculate diluted net loss per common share	5,619	5,100	5,570	5,081

Noncash compensation included in individual line items above:
Cost of services	$198	$212	$410	$357
Selling, general, administrative and research and development	522	764	1,089	1,284

Total noncash compensation	$720	$976	$1,499	$1,641

eLoyalty Corporation

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	June 28,	December 28,
	2003	2002

	(Unaudited)

ASSETS:

Current Assets:
Cash and cash equivalents	$37,623	$48,879
Restricted cash	10,176	9,579
Receivables (net of allowances of $1,557 and $1,590, respectively)	10,901	10,443
Prepaid expenses	2,945	1,180
Refundable income taxes	182	300
Other current assets	410	467

Total current assets	62,237	70,848
Equipment and leasehold improvements, net	11,789	13,859
Goodwill and other intangible assets, net	2,450	2,135
Long-term receivables and other	1,037	961

Total assets	$77,513	$87,803

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current Liabilities:
Short-term debt	$8,600	$8,600
Accounts payable	1,731	1,668
Accrued compensation and related costs	4,426	5,902
Other current liabilities	5,921	6,819

Total current liabilities	20,678	22,989

Long-term liabilities	1,894	2,358
Commitments and contingencies
Redeemable Series B convertible preferred stock, $0.01 par value; 5,000,000 shares authorized and designated; 4,269,570 and 4,343,627 shares issued and outstanding with a liquidation preference of $22,529 and $22,915 at June 28, 2003 and December 28, 2002, respectively	21,775	22,153
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value; 35,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 6,903,776 and 6,752,398 shares issued and outstanding, respectively	69	67
Additional paid-in capital	150,275	150,761
Accumulated deficit	(104,826)	(96,894)
Unearned compensation	(8,284)	(9,480)
Accumulated other comprehensive loss	(4,068)	(4,151)

Total stockholders’ equity	33,166	40,303

Total liabilities and stockholders’ equity	$77,513	$87,803

eLoyalty Corporation

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the
	Six Months Ended
	June

	2003	2002

	(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(7,932)	$(3,060)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, amortization and noncash compensation	4,192	4,376
Provision for uncollectible amounts	—	(400)
Noncash severance and related costs	—	(2,038)
Deferred income taxes	—	501
Changes in assets and liabilities:
Receivables	(307)	6,561
Refundable income taxes	118	6,984
Other current assets	(1,862)	(904)
Accounts payable	38	139
Accrued compensation and related costs	(1,740)	(1,184)
Other liabilities	(1,599)	(2,921)
Long-term receivables and other	31	245

Net cash (used in) provided by operating activities	(9,061)	8,299

Cash Flows from Investing Activities:
Capital expenditures and other	(923)	(1,452)

Net cash used in investing activities	(923)	(1,452)

Cash Flows from Financing Activities:
Proceeds from revolving credit agreement	17,200	—
Repayments on revolving credit agreement	(17,200)	—
Required deposit on revolving credit agreement	(597)	(1,352)
Payment of Series B dividends	(779)	—
Proceeds from stock compensation plans	—	89

Net cash used in financing activities	(1,376)	(1,263)

Effect of exchange rate changes on cash and cash equivalents	104	(130)

(Decrease) increase in cash and cash equivalents	(11,256)	5,454
Cash and cash equivalents, beginning of period	48,879	42,653

Cash and cash equivalents, end of period	$37,623	$48,107

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$(61)	$(96)
Cash refunded for income taxes	$24	$6,732